Exhibit 10.2

Execution Version

Amended and Restated Share Encumbrance and Pledge Agreement

Dated October 24, 2008

JSC BTA Securities

(“Securities Agent”)

Transmeridian Exploration Inc. and Bramex Management, Inc.

(“Shareholders”)

DentonWildeSapte . . .

96 Baitursynov St.	T +7 727 258 1950
Almaty 050022	F +7 727 258 1950
Republic of Kazakhstan	almaty@dentonwildesapte.com
www.dentonwildesapte.com

Amended and Restated Share Encumbrance and Pledge Agreement

Dated October 24, 2008

Among

(1)	JSC BTA Securities (“Securities Agent”), a joint stock company incorporated and existing under the laws of the Republic of Kazakhstan;

(2)	Transmeridian Exploration Inc. (“TME”), a company registered under laws of the British Virgin Islands; and

(3)	Bramex Management, Inc. (“Bramex”), a company registered under laws of the British Virgin Islands (Bramex, jointly with TME, shall be referred to as the “Shareholders”).

Recitals

A	WHEREAS, the Shareholders own the Shares in Caspi Neft (each as defined below);

B	WHEREAS, the Securities Agent and the Shareholders entered into the Share Encumbrance and Pledge Agreement, dated as of January 3, 2006, as amended on May 24, 2006 (the “Original SEPA”), to secure the Shareholders’ obligations under the Conditional Share Transfer Agreement, dated as of January 3, 2006, as amended on May 24, 2006;

C	WHEREAS, simultaneously with the execution and delivery of this Agreement, the Securities Agent and the Shareholders are entering into the Amended and Restated Conditional Share Transfer Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “New CSTA”), to secure the obligations of the Shareholders under the Indentures and the Notes and all other obligations of the Shareholders under the Transaction Documents; and

D	WHEREAS, with a view to securing the performance of obligations of the Shareholders towards the Securities Agent under the New CSTA, the Shareholders have agreed to encumber and pledge the Shares to the Securities Agent.

It is hereby agreed by the Parties as follows:

1	Definitions

In this Agreement, unless there is a specific provision to the contrary or where the context otherwise requires, words defined in the New CSTA shall have the respective meanings herein. In this Agreement the following terms shall have the meanings (such meanings to be equally applicable to both the singular and the plural forms thereof) given to them herein.

Shares means, as at the date of this Agreement, fifty thousand (50,000) ordinary registered shares in Caspi Neft (National Identification Number KZ1C41630019) with a nominal value of one thousand (1,000) tenge each, representing one hundred percent (100%) of the issued and paid-up shares in Caspi Neft, and any other additional Securities acquired by the Shareholders after the date of this Agreement.

Secured Obligations means the (i) obligations of the Shareholders to perform the Share Transfer in favour of the Securities Agent or as otherwise directed by the Securities Agent in accordance with the New CSTA, evaluated as US$290,000,000, to be performed by 31 December 2010, and (ii) any other obligations of the Shareholders towards the Securities Agent to properly perform the New CSTA.

Parties means the Securities Agent and the Shareholders, and a Party means any of them.

Share Encumbrance Transaction means the encumbrance and pledge arising hereunder.

Caspi Neft means Caspi Neft TME Joint Stock Company incorporated and existing under the laws of the Republic of Kazakhstan, registration number 10139-1904-AO (IU).

2	Encumbrance and Pledge of the Shares

2.1	As security for the Secured Obligations, the Shareholders hereby unconditionally and irrevocably encumber and pledge the Shares to the Securities Agent.

2.2	The encumbrance and pledge created hereby provide the claims of the Securities Agent with a priority over claims of any other person in respect of the Shares, except for any claims having priority over the claims of the Securities Agent by operation of the effective legislation of the Republic of Kazakhstan.

2.3	The encumbrance and pledge of the Shares shall arise from the time of registration of the Share Encumbrance Transaction in accordance with the effective legislation of the Republic of Kazakhstan. The Shareholders undertake to properly and promptly register the Share Encumbrance Transaction at their own expense in accordance with the effective legislation of the Republic of Kazakhstan.

2.4	Any release of the encumbrance and pledge of the Shares shall only be upon mutual written consent of the Parties.

2.5	The Parties agree that the Shares encumbered and pledged by the Shareholders to the Securities Agent hereunder shall be evaluated as US$290,000,000.

3	Ability to Use the Shares; Further Pledge and Encumbrance of the Shares

3.1	The Shares shall remain possessed and enjoyed by the Shareholders with the right to exercise the rights of the Shareholders as the shareholders of Caspi Neft, including the right to attend, take part in and vote at any shareholders’ meetings of Caspi Neft, to receive dividends, and to otherwise exercise and enforce their shareholders’ rights subject only to the terms of this Agreement.

3.2	All risks of loss of the Shares or any related rights shall be borne by the Shareholders.

3.3	The Shareholders shall have no right to assign or otherwise dispose of or encumber the Shares or any part thereof, with the exception of the disposal of the Shares in favour of the Securities Agent under the New CSTA.

4	Failure to Perform or Improper Performance of the Secured Obligations

In the event of the failure to perform or improper performance of the Secured Obligations, the Securities Agent shall have the right, within the framework of the legislation of the Republic of Kazakhstan, to exercise all rights and remedies with regard to the Shares as a secured party in accordance with the legislation of the Republic of Kazakhstan, including, but not limited to, the extrajudicial enforced sale proceedings. For this purpose, the Securities Agent shall enjoy all rights of a secured party provided for by the legislation of the Republic of Kazakhstan.

5	Assignment

None of the Parties may assign their respective rights and obligations hereunder without the prior written consent of the other Parties.

6	Partial Invalidity

If any provision contained herein shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

7	Amendments

7.1	No amendment or waiver of any provision of this Agreement or consent to any departure by the Shareholders from the terms of this Agreement shall be effective unless the same shall be in writing and signed by the Parties’ duly authorised representatives and registered if required, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given and after registration (if applicable).

7.2	Following receipt of the Requisite Consents (as defined in the Solicitation Statement), the Parties hereto will execute this Agreement. This Agreement will become effective upon execution, but the proposed amendments to the Original SEPA effected hereby will not become operative until the Original Notes are accepted for payment and exchange in the exchange offer (as described in the Solicitation Statement), which is expected to occur immediately prior to the closing of the Swap (as defined in the Solicitation Statement).

8	Registration with the Nominee

As soon as this Agreement becomes effective pursuant to Section 7.2 hereof, the Parties undertake to register with the Nominee changes to the terms of the encumbrance and pledge provided for by this Agreement.

9	Termination of Encumbrance and Pledge

The encumbrance and pledge granted under this Agreement shall terminate:

(a)	after full performance of the Secured Obligations;

(b)	upon written agreement of the Parties; or

(c)	in the event of sale of the Shares under Article 4 of this Agreement.

10	Applicable Law

This Agreement shall be governed by the law of the Republic of Kazakhstan. Any disputes arising from or in connection with this Agreement shall be settled in accordance with the procedure provided for by Section 7.1(f) of the New CSTA.

11	Counterparts and Facsimiles; Languages

11.1	The Parties agree that this Agreement may be signed in counterparts at different times and in different places without the Parties being in each other’s presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Agreement executed by any Party and transmitted by facsimile or in “pdf” format by electronic mail shall be binding upon the Parties in the same manner as an original executed and delivered in person.

11.2	This Agreement was executed in the English and Russian languages and was prepared in the Kazakh language and, if there is any discrepancy or inconsistency between the English, Kazakh or Russian versions, the English version shall prevail.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

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JSC BTA Securities	)	/s/ Zhassulan Bekzhigitov

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Transmeridian Exploration Inc.	)	/s/ Earl W. McNiel

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Bramex Management, Inc.	)	/s/ Earl W. McNiel

Signature Page to Amended and Restated Share Encumbrance and Pledge Agreement